Exhibit 99.1

Contact:	FOR RELEASE:
Eliott Trencher	October 3, 2022
EVP, Chief Investment Officer,
Interim Chief Financial Officer
(310) 481-8587 or
Taylor Friend
SVP, Treasurer
(310) 481-8574

KILROY REALTY ANNOUNCES $400 MILLION UNSECURED TERM LOAN FACILITY

LOS ANGELES, CA – October 3, 2022 — Kilroy Realty Corporation (NYSE: KRC) (the “Company”), today announced that its operating partnership, Kilroy Realty, L.P. (“KRLP” or the “Borrower”) has closed on a new unsecured term loan facility for an aggregate amount of $400 million with a maturity date of October 3, 2026, which reflects two 1-year extension options (the “Term Loan”) at the Borrower’s option. The Term Loan also includes a delayed draw feature and a $100 million accordion mechanism, subject to lender commitments.

The borrowing rate under the Term Loan is variable and subject to a ratings-based pricing grid, currently calculated as one-month Adjusted Secured Overnight Financing Rate (“SOFR”) plus 95-basis points. The Company expects to use the proceeds for general corporate purposes, including funding development and redevelopment projects.

“We’re pleased to have received the strong support from our established and long-standing banking partners,” said Eliott Trencher, the Company’s Interim Chief Financial Officer. “We believe the new term loan further strengthens our liquidity and provides an attractive source of capital to continue to fund our value enhancing development pipeline.”

A total of thirteen lenders participated in the Term Loan, including JP Morgan Chase Bank, N.A. as a Joint Bookrunner, Joint Lead Arranger and Administrative Agent and BofA Securities, Inc. as a Joint Bookrunner, Joint Lead Arranger and Syndication Agent. PNC Capital Markets LLC, U.S. Bank National Association, and The Bank of Nova Scotia served as a Joint Bookrunners and Joint Lead Arrangers. The Bank of New York Mellon, Bank of the West, a California Banking Corporation, Barclays Bank PLC, KeyBank National Association, Sumitomo Mitsui Banking Corporation, Associated Bank, National Association, MUFG Union Bank, N.A., and Comerica Bank served as Co-Documentation Agents.

In connection with the Term Loan, the Company amended its unsecured Revolving Credit Agreement to replace the LIBOR-based interest rate option with a SOFR-based interest rate option for its loan borrowings.

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About Kilroy Realty Corporation

Kilroy Realty Corporation (NYSE: KRC, the “company”, “Kilroy”) is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, the Pacific Northwest and Austin, Texas. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science and business services companies.

The company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office, life science and mixed-use projects.

As of June 30, 2022, Kilroy’s stabilized portfolio totaled approximately 15.8 million square feet of primarily office and life science space that was 91.4% occupied and 93.7% leased. The company also had more than 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 93.7%. In addition, the company had three in-process life science redevelopment projects with total estimated redevelopment costs of $115.0 million, totaling approximately 344,000 square feet, and four in-process development projects with an estimated total investment of $1.8 billion, totaling approximately 1.9 million square feet of office and life science space. The in-process development and redevelopment office and life science space was 38% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility

The company is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. The company’s office portfolio was 72% LEED certified and 42% Fitwel certified, and 77% of eligible properties were ENERGY STAR certified as of June 30, 2022.

The company has been recognized by GRESB as the listed sustainability leader in the Americas for eight of the last nine years. Other honors have included the National Association of Real Estate Investment Trust’s (NAREIT) Leader in the Light award for eight consecutive years and ENERGY STAR Partner of the Year for nine years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past seven years.

A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the third year in a row, the company has been named to Bloomberg’s Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our quarterly report on Form 10-Q for the period ending June 30, 2022 and in our annual report on Form 10-K for the year ended December 31, 2021 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

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